UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

January 12, 2024

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35877	46-1347456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place, Suite 200

Annapolis, Maryland 21401

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (410) 571-9860

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HASI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On January 12, 2024, Hannon Armstrong Sustainable Infrastructure Capital, Inc., a Maryland corporation (the “Company”), through its indirect subsidiaries HAT Holdings I LLC, a Maryland limited liability company (“HAT I”), and HAT Holdings II LLC, a Maryland limited liability company (“HAT II”, and together with HAT I, the “Issuers”), issued an additional $200,000,000 aggregate principal amount of 8.00% green senior unsecured notes due 2027 (the “Additional Notes”) under the indenture, dated as of December 7, 2023 (the “Indenture”), by and among the Issuers and the Company, Hannon Armstrong Sustainable Infrastructure, L.P., a Delaware limited partnership (the “Operating Partnership”), and Hannon Armstrong Capital, LLC, a Maryland limited liability company (“HAC,” and collectively with the Company and the Operating Partnership, the “Guarantors”), as guarantors, and U.S. Bank Trust Company, National Association, as trustee. The Additional Notes are additional notes under the Indenture and form part of the same series as the Company’s existing 8.00% green senior unsecured notes due 2027. The Additional Notes were priced at 102.75% of the principal amount plus interest deemed to have accrued since December 7, 2023, with a yield to maturity of 7.08% and a yield to worst of 7.02%. For additional information regarding the terms of the Additional Notes and the Indenture, see the Company’s current report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 7, 2023.

The Additional Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers within the United States in accordance with Rule 144A under the Securities Act and to non-U.S. persons in offshore transactions in accordance with Regulation S under the Securities Act. The Additional Notes are subject to restrictions on transfer and may only be offered or sold in transactions exempt from or not subject to the registration requirements of the Securities Act and other applicable securities laws.

The Company intends to allocate an amount equal to the net proceeds of the offering to acquire, invest in or refinance, in whole or in part, new and/or existing eligible green projects, which may include certain identified projects, and for general corporate purposes, but in all cases the Company will use cash equal to the net proceeds from the offering to acquire, invest in or refinance, in whole or in part, new and/or existing eligible green projects. These projects may include projects with disbursements made during the twelve months preceding the issue date of the Additional Notes and those with disbursements to be made following the issue date. Additional investment opportunities have also already been identified and are consistent with the Company’s normal course investment profile. Prior to the full investment of an amount equal to such net proceeds, the Company intends to apply the net proceeds to temporarily repay a portion of the outstanding borrowings under the Company’s unsecured revolving credit facility and will be re-borrowed when investments are funded. Any net proceeds from this offering not used to temporarily repay the Company’s unsecured revolving credit facility, the Company intends to invest such net proceeds in interest-bearing accounts and short-term, interest-bearing securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

Dated: January 12, 2024	By:	/s/ Steven L. Chuslo
Steven L. Chuslo
Executive Vice President and Chief Legal Officer